Exhibit 99.3

Hermes Business of Honeywell International, Inc.

Unaudited Combined Financial Statements

For the Nine Months Ended September 30, 2020 and 2019

HERMES BUSINESS OF HONEYWELL INTERNATIONAL INC.

COMBINED STATEMENTS OF OPERATIONS

(Unaudited)

(Dollars in thousands)

	Nine Months Ended
	September 30,
	2020	2019
NET SALES	$128,343	$132,962
COST OF GOODS SOLD	89,447	97,042
GROSS MARGIN	38,896	35,920

OPERATING EXPENSES	37,691	38,211

INCOME BEFORE INCOME TAXES	1,205	(2,291)

TAX (INCOME) EXPENSE	(259)	795

NET INCOME	$1,464	$(3,086)

The Notes to Combined Financial Statements are an integral part of this statement.

HERMES BUSINESS OF HONEYWELL INTERNATIONAL INC.

COMBINED STATEMENTS OF COMPREHENSIVE INCOME

(Unaudited)

(Dollars in Thousands)

	Nine Months Ended
	September 30,
	2020	2019
NET INCOME	$1,464	$(3,086)

OTHER COMPREHENSIVE INCOME (LOSS), net of tax
Foreign exchange translation adjustment	(83)	(80)

COMPREHENSIVE INCOME (LOSS)	$1,381	$(3,166)

The Notes to Combined Financial Statements are an integral part of this statement.

HERMES BUSINESS OF HONEYWELL INTERNATIONAL INC.

COMBINED BALANCE SHEETS

(Dollars in Thousands)

	September 30,	December 31,
	2020	2019
	(unaudited)
ASSETS:
CURRENT ASSETS:
Trade receivables – net	$44,011	$45,975
Inventories – net	52,598	54,397
Total current assets	96,609	100,372
PROPERTY, PLANT & EQUIPMENT – net	11,621	12,692
GOODWILL	34,980	34,980
OTHER IDENTIFIED INTANGIBLES – net	17,800	17,800
DEFERRED INCOME TAXES	427	27
OTHER ASSETS	1,504	1,893
TOTAL ASSETS	$162,941	$167,764

LIABILITIES AND SHAREHOLDERS' EQUITY:
CURRENT LIABILITIES:
Accounts payable	24,712	18,374
Accrued liabilities	8,078	9,017
Total current liabilities	32,790	27,391
DEFERRED INCOME TAXES	3,013	3,371
OTHER LIABILITIES	1,054	1,631
TOTAL LIABILITIES	36,857	32,393
EQUITY:
Invested Equity	126,922	136,126
Accumulated other comprehensive (loss)	(838)	(755)
Total equity	126,084	135,371
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$162,941	$167,764

The Notes to Combined Financial Statements are an integral part of this statement.

HERMES BUSINESS OF HONEYWELL INTERNATIONAL INC.

COMBINED STATEMENTS OF CASH FLOWS

(Unaudited)

(Dollars in thousands)

	Nine Months Ended
	September 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,464	$(3,086)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,815	1,375
Provision for allowance for doubtful accounts	278	1,119
Deferred income taxes	(740)	(390)
Stock compensation expense	468	275
Other	-	(80)
Change in assets and liabilities:
Accounts receivable - net	1,743	12,686
Inventories	1,731	(15,941)
Other assets	389	(386)
Accounts payable	6,288	11,085
Accrued liabilities	(932)	(1,171)
Other liabilities	(578)	924
Net cash provided by (used in) operating activities	11,926	6,410

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	(484)	(864)
Net cash used in investing activities	(484)	(864)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net (decrease) increase in invested equity	(11,442)	(5,546)
Net cash (used in) provided by financing activities	(11,442)	(5,546)

NET CHANGE IN CASH AND CASH EQUIVALENTS	-	-

CASH AND CASH EQUIVALENTS:
BEGINNING OF PERIOD	-	-
END OF PERIOD	$-	$-

The Notes to Combined Financial Statements are an integral part of this statement.

HERMES BUSINESS OF HONEYWELL INTERNATIONAL INC.

COMBINED STATEMENTS OF EQUITY

(Unaudited)

(Dollars in thousands)

		Accumulated
		Other
	Invested	Comprehensive	Total
	Equity	Income (Loss)	Equity

BALANCE - December 31, 2018	$142,302	$(1,223)	$141,079

NINE MONTHS ENDED SEPTEMBER 30, 2019
Net income	(3,086)	-	(3,086)
Other comprehensive income (loss), net of tax	-	(80)	(80)
Change in Invested equity	(5,640)	-	(5,640)
BALANCE - September 30, 2019	$133,576	$(1,303)	$132,273

BALANCE - December 31, 2019	$136,126	$(755)	$135,371

NINE MONTHS ENDED SEPTEMBER 30, 2020
Net income	1,464	-	1,464
Other comprehensive income (loss), net of tax	-	(83)	(83)
Change in Invested equity	(10,668)	-	(10,668)
BALANCE - September 30, 2020	$126,922	$(838)	$126,084

The Notes to Combined Financial Statements are an integral part of this statement.

HERMES BUSINESS OF HONEYWELL INTERNATIONAL INC.

NOTES TO THE COMBINED FINANCIAL STATEMENTS (Continued)

(Dollars in thousands, unless otherwise noted)

Note 1. Organization, Operations and Basis of Presentation

Honeywell International Inc. (“Honeywell” or the “Parent”) is contemplating a plan to divest its Hermes business (“Hermes”, the “Business”, the “Company”, “we” or “our”), which consists of the Retail Footwear line of business. Hermes is a business within Honeywell’s Safety and Productivity Solutions (“SPS”) reporting segment.

Hermes is an industry-leading global supplier across various end markets offering leading performance and protection-based footwear for outdoor activities. Hermes consists of five brands; The Muck Boots Company, Xtratuf, Ranger, Neos, and Servus.

These Combined Financial Statements were derived from the consolidated financial statements and accounting records of Honeywell. These Combined Financial Statements reflect the combined historical results of operations, financial position and cash flows of Hermes as they were historically managed in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

All intracompany transactions have been eliminated as described in Note 3. Related Party Transactions with Honeywell.

Honeywell uses a centralized approach to cash management and financing of its operations. All of the Business’s cash is transferred to Honeywell daily and Honeywell funds the Business’s operating and investing activities as needed. This arrangement is not reflective of the manner in which the Business would have been able to finance its operations had it been a stand-alone business separate from Honeywell during the periods presented. Cash transfers to and from Honeywell’s cash management accounts are reflected in the Combined Balance Sheet as Invested equity, and in the Combined Statements of Cash Flows as net financing activities.

The Combined Financial Statements include certain assets and liabilities that have historically been held at the Honeywell corporate level but are specifically identifiable or otherwise attributable to Hermes. The cash and cash equivalents held by Honeywell at the corporate level are not specifically identifiable to Hermes and therefore were not attributed for any of the periods presented. Honeywell’s third-party debt and the related interest expense have not been allocated for any of the periods presented as Honeywell’s borrowings were not directly attributable to Hermes. Honeywell provides certain services, such as legal, accounting, information technology, human resources and other infrastructure support, on behalf of the Business. The cost of these services has been allocated to the Business on the basis of the proportion of net sales. The Business and Honeywell consider these allocations to be a reasonable reflection of the benefits received by the Business. However, the financial information presented in these Combined Financial Statements may not reflect the combined financial position, operating results and cash flows of the Business had the Business been a separate stand-alone entity during the periods presented. Actual costs that would have been incurred if the Business had been a stand-alone company would depend on multiple factors, including organizational structure and strategic decisions made in various areas, including information technology and infrastructure. We consider the basis on which the expenses have been allocated to be a reasonable reflection of the utilization of services provided to or the benefits received by the Business during the periods presented.

HERMES BUSINESS OF HONEYWELL INTERNATIONAL INC.

NOTES TO THE COMBINED FINANCIAL STATEMENTS (Continued)

(Dollars in thousands, unless otherwise noted)

Note 2. Summary of Significant Accounting Policies

Principles of Combination—The Hermes Combined Financial Statements have been prepared on a stand-alone basis and include business units of Hermes.

Trade Receivables and Allowance for Doubtful Accounts—Trade accounts receivable are recorded at the invoiced amount as a result of transactions with customers. The Business maintains allowances for doubtful accounts for estimated losses as a result of customers’ inability to make required payments. The Business estimates anticipated losses from doubtful accounts based on days past due as measured from the contractual due date and historical collection history. The Business also takes into consideration changes in economic conditions that may not be reflected in historical trends, for example customers in bankruptcy, liquidation or reorganization. Receivables are written-off against the allowance for doubtful accounts when they are determined uncollectible. Such determination includes analysis and consideration of the particular conditions of the account, including time intervals since last collection, customer performance against agreed upon payment plans, solvency of customer and any bankruptcy proceedings.

Inventories—Inventories are stated at the lower of cost or market, determined on a first-in, first-out basis, including direct material costs and direct and indirect manufacturing costs, or net realizable value. Reserves are maintained for obsolete, inactive and surplus items.

Property, Plant and Equipment—Property, plant and equipment are recorded at cost, including any asset retirement obligations, less accumulated depreciation. For financial reporting, the straight-line method of depreciation is used over the estimated useful lives of 10 to 50 years for buildings and improvements, and 3 to 15 years for machinery and equipment.

Leases—At the inception of a contract, the Company assesses whether the contract is, or contains, a lease. The assessment is based on (1) whether the contract involves the use of a distinct identified asset, (2) whether the Company obtains the right to substantially all the economic benefit from the use of the asset throughout the period, and (3) whether the Company has the right to direct the use of the asset.

All significant lease arrangements are generally recognized at lease commencement. Operating lease right-of-use (“ROU”) assets and lease liabilities are recognized at commencement. A ROU asset and corresponding lease liability are not recorded for leases with an initial term of 12 months or less (short term leases), and we recognize lease expense for these leases as incurred over the lease term.

ROU assets represent our right to use an underlying asset during the reasonably certain lease term, and lease liabilities represent our obligation to make lease payments arising from the lease. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option.

Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. Lease payments may be fixed or variable, however, only fixed payments or in-substance fixed payments are included in determining the lease liability. Variable lease payments are recognized in operating expenses in the period in which the obligation for those payments are incurred. The operating lease ROU asset also includes any lease payments related to initial direct cost and prepayments and excludes lease incentives. Lease expense is recognized on a straight-line basis over the lease term. We have lease agreements with lease and non-lease components, which are generally accounted for separately.

The Company uses Honeywell’s incremental borrowing rate, which is based on the information available at the lease commencement date, in determining the present value of the lease payments. In determining the borrowing rate, we consider the lease term, secured incremental borrowing rate, and for leases denominated in a currency different than U.S. dollar, the collateralized borrowing rate in the foreign currency using the U.S. dollar and foreign currency swap spread, when available.

Goodwill and Indefinite-Lived Intangible Assets—Goodwill and indefinite-lived intangible assets are subject to impairment testing annually as of March 31, and whenever events or changes in circumstances indicate that the carrying amount may not be fully recoverable. This testing compares carrying values to fair values and, when necessary, the carrying value of these assets is impaired. For the nine months ended September 30, 2020 and December 31, 2020, there was no impairment.

HERMES BUSINESS OF HONEYWELL INTERNATIONAL INC.

NOTES TO THE COMBINED FINANCIAL STATEMENTS (Continued)

(Dollars in thousands, unless otherwise noted)

Warranties and Guarantees—Expected warranty costs for products sold are recognized based on an estimate of the amount that eventually will be required to settle such obligations. These accruals are based on factors such as past experience, length of the warranty and various other considerations. Costs of product recalls, which may include the cost of the product being replaced as well as the customer’s cost of the recall, including labor to remove and replace the recalled part, are accrued as part of our warranty accrual at the time an obligation becomes probable and can be reasonably estimated. These estimates are adjusted from time to time based on facts and circumstances that impact the status of existing claims

Sales Recognition—Sales are recognized when or as the Company transfers control of the promised products to its customers. Revenue is measured as the amount of consideration we expect to receive in exchange for transferring goods.

The terms of a contract or the historical business practice can give rise to variable consideration due to, but not limited to, cash-based incentives, rebates, performance awards, or credits. We estimate variable consideration at the most likely amount we will receive from customers. We include estimated amounts in the transaction price to the extent it is probable that a significant reversal of cumulative revenue recognized for such a transaction will not occur, or when the uncertainty associated with the variable consideration is resolved. Our estimates of variable consideration and determination of whether to include estimated amounts in the transaction price are based largely on an assessment of our anticipated performance and all information (historical, current and forecasted) that is reasonably available to us.

Research and Development—The Business conducts research and development (“R&D”) activities, which consist primarily of the development of new products and product applications. R&D costs are charged to expense as incurred. Such costs are included in Cost of goods sold and amount to $74 thousand and $104 thousand for the nine months ended September 30, 2020 and 2019, respectively.

Stock-Based Compensation Plans—Certain Hermes employees participate in stock-based compensation plans sponsored by Parent. Awards granted under the plans primarily consist of stock options and restricted stock units (“RSUs”) and are based on Parent’s common shares and, as such, are reflected in Invested equity within the Combined Statements of Equity. The cost for such awards is measured at the grant date based on the fair value of the award. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods (generally the vesting period of the equity award) and is included in Selling, general and administrative expenses in the Combined Statements of Operations.

Foreign Currency Translation—Assets and liabilities of operations outside the United States with a functional currency other than U.S. Dollars are translated into U.S. Dollars using year-end exchange rates. Sales, costs and expenses are translated at the average exchange rates in effect during the year. Foreign currency translation gains and losses are included as a component of Accumulated other comprehensive income (loss).

Income Taxes—The tax provision is presented on a separate company basis as if we were a separate filer. The effects of tax adjustments and settlements from taxing authorities are presented in our Combined Financial Statements in the period to which they relate as if we were a separate filer. Our current obligations for taxes are settled with our Parent on an estimated basis and adjusted in later periods as appropriate. All income taxes due to or due from our Parent that have not settled or recovered by the end of the period are reflected in Invested equity within the Combined Financial Statements. We are subject to income tax in the United States (federal, state and local) as well as other jurisdictions in which we operate.

The provision for income tax expense is based on our income, the statutory tax rates and other provisions of the tax laws applicable to us in each of these various jurisdictions. These laws are complex, and their application to our facts is at times open to interpretation. The process of determining our combined income tax expense includes significant judgments and estimates, including judgments regarding the interpretation of those laws. Our provision for income taxes and our deferred tax assets and liabilities incorporate those judgments and estimates, and reflect management’s best estimate of current and future income taxes to be paid.

Deferred tax assets and liabilities relate to temporary differences between the financial reporting and income tax bases of our assets and liabilities, as well as the impact of tax loss carryforwards or carrybacks. Deferred income tax expense or benefit represents the expected increase or decrease to future tax payments as these temporary differences reverse over time. Deferred tax assets are specific to the jurisdiction in which they arise, and are recognized subject to management’s judgment that realization of those assets is “more likely than not.” In making decisions regarding our ability to realize tax assets, we evaluate all positive and negative evidence, including projected future taxable income, taxable income in carryback periods, expected reversal of deferred tax liabilities, and the implementation of available tax planning strategies.

HERMES BUSINESS OF HONEYWELL INTERNATIONAL INC.

NOTES TO THE COMBINED FINANCIAL STATEMENTS (Continued)

(Dollars in thousands, unless otherwise noted)

Significant judgment is required in evaluating tax positions. We establish additional reserves for income taxes when, despite the belief that tax positions are fully supportable, there remain certain positions that do not meet the minimum recognition threshold. The approach for evaluating certain and uncertain tax positions is defined by the authoritative guidance which determines when a tax position is more likely than not to be sustained upon examination by the applicable taxing authority. In the normal course of business, the Hermes business is examined by various federal, state and foreign tax authorities. We regularly assess potential outcomes of these examinations and any future examinations for the current or prior years in determining the adequacy of our provision for income taxes. We continually assess the likelihood and amount of potential adjustments and adjust the income tax provision, the current tax liability and deferred taxes in the period in which the facts that give rise to a change in estimate become known.

The tax provision has been calculated as if the carve-out entity was operating on a stand-alone basis and filed separate tax returns in the jurisdiction in which it operates. Therefore, cash tax payments and items of current and deferred taxes may not be reflective of the actual tax balances prior to or subsequent to the carve-out.

Use of Estimates—The preparation of the Business’s Combined Financial Statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts in the Combined Financial Statements and related disclosures in the accompanying Notes. Actual results could differ from those estimates. Estimates and assumptions are periodically reviewed and the effects of changes are reflected in the Combined Financial Statements in the period they are determined to be necessary.

Recent Accounting Pronouncements—We consider the applicability and impact of all Accounting Standards Updates (ASUs) issued by the Financial Accounting Standards Board (FASB). ASUs not listed below were assessed and determined to be either not applicable or are expected to have minimal impact on our combined results of operations, financial position and cash flows (combined financial statements).

In December 2019, the FASB issued accounting standard update to simplify the accounting for income taxes. The standard’s amendments include changes in various subtopics of accounting for income taxes including, but not limited to, accounting for “hybrid” tax regimes, tax basis step-up in goodwill obtained in a transaction that is not a business combination, intraperiod tax allocation exception to incremental approach, ownership changes in investments, interim-period accounting for enacted changes in tax law, and year-to date loss limitation in interim-period tax accounting. The guidance is effective for fiscal years beginning after December 15, 2020 with early adoption permitted, including the interim periods within those years. We are currently evaluating impacts of these amendments on our Combined Financial Statements, and related notes to the Combined Financial Statements. We do not expect the adoption of this standard to have a material impact on the Combined Financial Statements.

In June 2016, the FASB issued accounting standard that requires companies to utilize an impairment model (current expected credit loss, or CECL) for most financial assets measured at amortized cost and certain other financial instruments, which include, but are not limited to, trade and other receivables. This accounting standard will replace the incurred loss model under current GAAP with a model that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to estimate those losses. Effective January 1, 2020, the Company adopted this standard. The adoption of this standard does not have a material impact on our Combined Financial Statements

Note 3. Related Party Transactions with Honeywell

The Combined Financial Statements have been prepared on a stand-alone basis and are derived from the Consolidated Financial Statements and accounting records of Honeywell.

Honeywell provided certain services, such as legal, accounting, information technology, human resources and other infrastructure support, on behalf of the Business. The cost of these services has been allocated to the Business on the basis of the proportion of net sales. The Business and Honeywell consider the allocations to be a reasonable reflection of the benefits received by the Business. During the nine months ended September 30, 2020 and 2,019, Hermes was allocated $9,991 thousand, $9,215 thousand, respectively, of general corporate expenses incurred by Honeywell and such amounts are included within Selling, general and administrative expenses in the Combined Statements of Operations. As certain expenses reflected in the Combined Financial Statements include allocations of corporate expenses from Honeywell, these statements could differ from those that would have been prepared had Hermes operated on a stand-alone basis.

HERMES BUSINESS OF HONEYWELL INTERNATIONAL INC.

NOTES TO THE COMBINED FINANCIAL STATEMENTS (Continued)

(Dollars in thousands, unless otherwise noted)

Honeywell uses a centralized approach for the purpose of cash management and financing of its operations. The Business’s cash is transferred to Honeywell daily and Honeywell funds the Business’s operating and investing activities as needed. The Company operates a centralized non-interest-bearing cash pool in the U.S. and regional interest-bearing cash pools outside of the U.S. The total net effect of the settlement of these intercompany transactions is reflected in the Combined Statements of Cash Flows as a financing activity and in the Combined Balance Sheets as Invested equity.

Net transfers to and from Honeywell are included within Invested equity on the Combined Statements of Equity. The components of the net transfers to and from Honeywell as of nine months ended September 30, 2020 and 2019 are as follows:

	Nine Months Ended September 30,
	2020	2019
General financing activities	$(21,093)	$(15,300)
Corporate allocations	9,991	9,215
Stock compensation expense	434	445
Net (decrease) increase in invested equity	$(10,668)	$(5,640)

Note 4. Income Taxes

The effective tax rate was lower than the U.S. federal statutory rate of 21% and increased during 2020 compared to 2019 primarily due to the jurisdictional mix of earnings and valuation allowances on foreign losses.

HERMES BUSINESS OF HONEYWELL INTERNATIONAL INC.

NOTES TO THE COMBINED FINANCIAL STATEMENTS (Continued)

(Dollars in thousands, unless otherwise noted)

Note 5. Revenue Recognition and Contracts with Customers

Adoption

On January 1, 2019, the Company adopted new guidance on revenue from contracts with customers using the modified retrospective method applied to contracts that were not completed as of January 1, 2019. As a result of adopting the new guidance, the Company determined there are no material impacts on the Combined Financial Statements as the Company’s previous revenue recognition methodology was consistent with the new standard.

Disaggregated Revenue

We recognize our revenue through the sale of our products across various regions.

	September 30,	December 31,
	2020	2019
Americas	$120,874	$128,352
EMEA(1)	7,079	4,380
APAC(2)	390	230
	$128,343	$132,962

1EMEA represents Europe, the Middle East, and Africa

2APAC represents Asia-Pacific, Australia, and China

Performance Obligations

A performance obligation is a promise in a contract to transfer a distinct good to the customer, and is defined as the unit of account. A contract’s transaction price is allocated to each distinct performance obligation and recognized as revenue when, or as, the performance obligation is satisfied. Each product sold to a customer typically represents a distinct performance obligation.

Substantially all of our revenue is recognized at a point in time when performance obligations are satisfied. Performance obligations are supported by contracts with customers, providing a framework for the nature of the distinct goods. The timing of satisfying the performance obligation is typically indicated by the terms of the contract. All performance obligations are expected to be satisfied within one year.

The timing of satisfaction of our performance obligations does not significantly vary from the typical timing of payment. For some contracts, we may be entitled to receive an advance payment.

We have applied the practical expedient to not disclose the value of remaining performance obligations for (i) contracts with an original expected term of one year or less or (ii) contracts for which we recognize revenue in proportion to the amount we have the right to invoice for services performed.

HERMES BUSINESS OF HONEYWELL INTERNATIONAL INC.

NOTES TO THE COMBINED FINANCIAL STATEMENTS (Continued)

(Dollars in thousands, unless otherwise noted)

Note 6. Accounts Receivables—Net

	September 30,	December 31,
	2020	2019
Accounts receivable	$44,618	$46,297
Less - allowance for doubtful accounts	(607)	(322)
Total	$44,011	$45,975

Note 7. Inventories

	September 30,	December 31,
	2020	2019
Raw materials	$2,496	$2,580
Finished goods	50,102	51,817
Total	$52,598	$54,397

Note 8. Property, Plant and Equipment—Net

	September 30,	December 31,
	2020	2019
Machinery and equipment	$17,039	$16,197
Buildings and improvements	9,896	9,680
Land and improvements	294	287
Others	1,271	1,593
Total	28,500	27,757
Less - accumulated depreciation	(16,879)	(15,065)

Net Fixed Assets	$11,621	$12,692

Depreciation expense was $1,815 thousand and $1,375 thousand in the nine months ended September 30, 2020 and 2019, respectively

HERMES BUSINESS OF HONEYWELL INTERNATIONAL INC.

NOTES TO THE COMBINED FINANCIAL STATEMENTS (Continued)

(Dollars in thousands, unless otherwise noted)

Note 9. Other Intangible Assets—Net

Other intangible assets, net consist of definite and indefinite lived trademark intangibles. For the nine months ended September 30, 2019 and 2018, there was $100 thousand in gross Trademark which was fully amortized and $17,800 thousand in indefinite life intangible trademark assets.

Note 10. Accrued Liabilities

	September 30,	December 31,
	2020	2019
Customer rebate reserve	$2,108	$4,528
Accrued freight	1,407	621
Compensation, benefit and other employee related	1,074	1,055
Operating lease liability	636	670
Other	2,853	2,143
Total	$8,078	$9,017

Note 11. Leases

Supplemental cash flow information related to leases was as follows:

At September 30,
2020
Cash paid for amounts included in the measurement of lease liabilities
Operating cash flows from operating leases	$527

Right-of-use assets obtained in exchange for lease obligations
Operating leases	$-

Supplemental balance sheet information related to leases was as follows:

At September 30,
2020
Operating leases
Other assets	$1,117
Accrued Liabilities	676
Other liabilities	912
Total Operating Lease Liabilities	$1,588

HERMES BUSINESS OF HONEYWELL INTERNATIONAL INC.

NOTES TO THE COMBINED FINANCIAL STATEMENTS (Continued)

(Dollars in thousands, unless otherwise noted)

Note 12. Financial Instruments and Fair Value Measures

Credit and Market Risk—We continually monitor the creditworthiness of our customers to which we grant credit terms in the normal course of business. The terms and conditions of our credit sales are designed to mitigate or eliminate concentrations of credit risk with any single customer.

Foreign Currency Risk Management—We conduct our business on a multinational basis in a wide variety of foreign currencies. Our exposure to market risk for changes in foreign currency exchange rates arises from international financing activities between subsidiaries, foreign currency denominated monetary assets and liabilities and transactions arising from international trade. Our primary objective is to preserve the U.S. Dollar value of foreign currency denominated cash flows and earnings.

The carrying value of accounts receivable and account payables contained in the Combined Balance Sheet approximates fair value.

Note 13. Stock-Based Compensation Plans

Honeywell maintains stock-based compensation plans for the benefit of its officers, directors and employees. The following disclosures represent stock-based compensation expenses attributable to Hermes based on the awards and terms previously granted under the Parent’s stock-based compensation plans to Hermes employees and an allocation of Parent’s corporate and shared functional employee stock-based compensation expenses. Accordingly, the amounts presented are not necessarily indicative of future awards and do not necessarily reflect the results that Hermes would have experienced as an independent company for the periods presented.

Stock-Based Compensation Expense

Stock-based compensation expense recognized in the Combined Statements of Operations approximated $434 thousand and $445 thousand for the nine months ended September 30, 2020 and 2019, respectively of which $147 thousand and $90 thousand, respectively, are specifically identifiable to Hermes employees, and $287 thousand and $355 thousand, respectively, are attributable to shared employees not specifically identifiable to Hermes, allocated based on revenues.

Note 14. Commitments and Contingencies

Other Matters

We are subject to other lawsuits, investigations and disputes arising out of the conduct of our business, including matters relating to commercial transactions, government contracts, product liability, prior acquisitions and divestitures, employee benefit plans, intellectual property, and environmental, health and safety matters. We recognize a liability for any contingency that is probable of occurrence and reasonably estimable. We continually assess the likelihood of adverse judgments of outcomes in these matters, as well as potential ranges of possible losses (taking into consideration any insurance recoveries), based on a careful analysis of each matter with the assistance of outside legal counsel and, if applicable, other experts. To date, no such matters are material to the Combined Statements of Operations.

Note 15. Subsequent Events

The Business evaluated subsequent events for recognition or disclosure through December 15, 2020, the date the Combined Financial Statements were available to be issued. The following is a summary of events subsequent to the balance sheet date: